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                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Raytheon Company of our report dated January 25, 2000, except for the information in Note R as to which the date is March 7, 2000 relating to the financial statements and financial statement schedules, which appears in Raytheon Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.

 /s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Boston, Massachusetts
June 29, 2000